ASSIGNMENT AND ASSUMPTION, MODIFICATION AND EXTENSION OF SUBLEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION, MODIFICATION AND EXTENSION OF SUBLEASE AGREEMENT (hereinafter referred to as this "Agreement") made as of the 17th day of ~~November~~ December, 2004, by and among, **THE ECONOMIST NEWSPAPER GROUP, INC.**, a Delaware corporation having an address at 111 West 57th Street, New York, New York 10019 (hereinafter referred to as "Tenant") **NATIONAL ACADEMY OF TELEVISION ARTS & SCIENCES**, a not-for-profit association having an address at 111 West 57th Street, New York, New York 10019 (hereinafter referred to as "NATAS") and **HARRIS & HARRIS GROUP, INC.**, a New York corporation having an address at 111 West 57th Street, New York, New York 10019 (hereinafter referred to as "Harris").

WITNESSETH:

WHEREAS, by Agreement of Lease dated as of August 24, 1994 (hereinafter referred to as the "Lease") between 111 West 57th Street Associates (hereinafter referred to as "Overlandlord") and Tenant, Overlandlord did demise and let unto Tenant and Tenant did hire and take from Overlandlord a portion the eleventh (11th) floor (hereinafter referred to as the "Demised Premises") in the building known as and located at 111 West 57th Street, New York, New York 10019 (hereinafter referred to as the "Building"), all as more particularly described in the Lease; and

WHEREAS, by Agreement of Sublease made as of December 5, 2001 (hereinafter referred to as the "Sublease") between Tenant, as sublandlord, and NATAS, as subtenant, Tenant demised and let unto NATAS and NATAS did hire and take from Tenant a portion of the Demised Premises, Suite 1101 (hereinafter referred to as the "Subleased Premises") in the Building, all as more particularly described in the Sublease; and

WHEREAS, NATAS desires to assign, transfer and convey to Harris all of NATAS' right, title and leasehold interest in, to and under the Sublease (subject to the reservation by NATAS of certain monetary obligations under the Sublease); and

WHEREAS, Tenant, in consideration of granting its consent to the assignment of the Sublease by NATAS to Harris, requires that certain provisions of the Sublease be modified and that the term of the Sublease be extended; and

WHEREAS, Harris (i) desires to accept the assignment of NATAS' right, title and interest in, to and under the Sublease, (ii) assume all of NATAS' obligations under the Sublease (subject to the reservation by NATAS of certain monetary obligations under the Sublease), and (iii) desires that certain provisions of the Sublease be modified and the term of the Sublease be extended, all on terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. **Assignment by NATAS.** NATAS hereby assigns, transfers, releases and sets over unto Harris all of NATAS' right, title and leasehold interest in and to the Sublease from and after the date hereof (hereinafter referred to as the "Effective Date"). NATAS represents and warrants that NATAS' interest under the Sublease has not been previously assigned or sublet. NATAS further represents and warrants that there exist no defaults under the Sublease, or any state of facts which, with the giving of notice, the passage of time, or both, would constitute a default under the Sublease.

2. **Assumption by Harris.** Harris hereby accepts the foregoing assignment of the Sublease and, except as hereinafter set forth, hereby assumes all monetary and non-monetary obligations of NATAS under the Sublease commencing on the Effective Date and ending on February 28, 2008 (hereinafter referred to as the "Expiration Date"), both dates inclusive. Harris hereby acknowledges receipt of a copy of the Lease and Sublease (inclusive of all amendments and modifications thereto, if any).

3. **Monetary Obligations under the Sublease.** From and after the Effective Date through and including the Expiration Date, both dates inclusive, the parties hereto acknowledge and agree that each shall be responsible for the following monetary obligations under the Sublease:

(a) Harris shall pay to NATAS, in advance, on the first day of each and every calendar month commencing on January 1, 2005 and ending on the Expiration Date, both dates inclusive, without previous demand therefore and without any delay, defense, set-off, abatement or deduction, suspension or counterclaim whatsoever, monthly base rent of Three Thousand Three Hundred Fifteen and 50/100 ($3,315.50) Dollars (hereinafter referred to as "Base Rent"). Notwithstanding the foregoing, NATAS covenants and agrees to pay the difference, if any, between Base Rent set forth in the Sublease and Base Rent as set forth in this Paragraph 3 (a). NATAS represents and warrants that all electricity charges are included in Base Rent. Base Rent for a partial calendar month at the expiration of the term of this Agreement shall be prorated. Provided this Agreement shall have been executed and delivered by the parties hereto prior to December 31, 2004, NATAS covenants and agrees to pay Base Rent for the period commencing on the Effective Date through and including December 31, 2004.

(b) Notwithstanding anything contained in the Sublease and this Agreement to the contrary, NATAS covenants and agrees to timely pay Base Rent, Escalation Rent (as defined in the Sublease) and all items of additional rent to Tenant as set forth in the Sublease. NATAS covenants and agrees to pay to Tenant the sum of Two Hundred Ninety-One and 67/100 ($291.67) Dollars per month towards electric inclusion charges, as same may be increased pursuant to Paragraph 5 and Exhibit A to the Sublease. Notwithstanding anything to the contrary contained herein or in the Sublease, NATAS covenants and agrees that, from and after the Effective Date through and including the Expiration Date, NATAS shall be solely and exclusively obligated to pay all Escalation Rent and other charges and expenses due under Paragraphs 4 and 5 of the Sublease to Tenant and that Harris shall have no obligation to pay any such Escalation Rent and other charges to NATAS. NATAS covenants and agrees to pay Tenant for any retroactive Escalation Rent and other charges incurred prior to January 1, 2005 within

thirty (30) days after the date NATAS receives a detailed invoice from Tenant (subject to verification).

(c) If Harris shall default in payment of any Base Rent due hereunder, NATAS shall have all the rights and remedies provided for herein, the Sublease, the Lease or as otherwise provided by law in the case of non-payment of rent. If NATAS shall pay any sum of money or do any act which shall require the expenditure of any sums by reason of the failure of Harris to perform any of the covenants, terms or conditions herein contained, Harris covenants to repay promptly such sums to NATAS upon demand, and in default thereof the sums so paid by NATAS may be added as additional rent to Base Rent and shall be due and payable with the next payment of monthly Base Rent.

(d) Harris shall timely pay Base Rent to NATAS at the following address:

National Academy of Television Arts & Sciences
111 West 57th Street, 6th Floor
New York, New York 10019

NATAS may designate such other place for payment of rent by giving Harris not less than ten (10) days prior written notice of NATAS' new address for payment of Base Rent.

(e) Harris shall have a ten (10) day grace period within which to cure any default in the payment of rent or additional rent, if any. Harris shall pay to NATAS, on demand and as additional rent, a sum equal to five percent (5%) of any installment of Base Rent which shall be overdue for more than ten (10) days. In addition thereto, Harris shall pay to NATAS, on demand and as additional rent, interest on the amount which shall be overdue for thirty (30) or more days from the date said sum was due and owing to NATAS to the date of actual payment at the prime rate of Citibank, N.A. Nothing contained in this Paragraph 3 (e) is intended in any way to extend the grace periods or notice periods provided for elsewhere in this Agreement, nor shall this Paragraph 3 (e) be construed to be a limitation of or a substitution for any other rights, remedies and privileges of Sub-lessor under this Agreement or otherwise.

4. **"As-Is" Condition of Subleased Premises.**

(a) Harris covenants and agrees to accept the Subleased Premises, as well as any and all fixtures and equipment located therein or appurtenant thereto, in its "as is" condition on the Effective Date, except that NATAS shall deliver the Subleased Premises to Harris in vacant and broom-clean condition. Harris acknowledges and agrees that Overlandlord, Tenant and NATAS shall have no obligation to (i) perform any work, alterations, repairs, improvements or decorations in and to the Subleased Premises to prepare same for Harris' initial use and occupancy thereof, and (ii) otherwise perform any work, alterations, repairs, improvements or decorations in and to the Subleased Premises, except as may otherwise be provided in the Lease and/or Sublease.

(b) NATAS represents that it has not brought any hazardous or environmentally dangerous materials into the Subleased Premises.

5. **Indemnification by Harris.** Harris hereby agrees to defend, indemnify and hold NATAS harmless from and against any and all manner of suits, claims, actions, damages, charges, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) which NATAS may sustain or which may arise by reason of Harris' failure to observe, perform or comply with any of the obligations of Harris, as subtenant, under the Sublease arising from and after the Effective Date (subject, however, to NATAS' obligation to pay Base Rent, Escalation Rent and all other charges and expenses due under the Sublease to Tenant). The indemnity set forth in this paragraph shall survive the expiration or sooner termination of the Sublease unless Tenant and Harris jointly agree to release NATAS from all liability whatsoever with respect to the Sublease and Subleased Premises.

6. **Indemnification by NATAS.** NATAS hereby agrees to defend, indemnify and hold Harris harmless from and against any and all manner of suits, claims, actions, damages, charges, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) which Harris may sustain or which may arise by reason of NATAS' failure to observe, perform or comply with any of the obligations of NATAS, as subtenant, under the Sublease (i) arising prior to the Effective Date, or (ii) arising after the Effective Date with respect to NATAS' continuing obligation to pay Base Rent and all Escalation Rent, electric inclusion charges and other charges and expenses due under the Sublease to Tenant. NATAS acknowledges and agrees that it shall continue to remain obligated under the Sublease for all Base Rent, Escalation Rent, electric inclusion charges and other escalation charges and expenses due under the Sublease to Tenant, whether arising prior to, or from and after, the Effective Date and continuing through the Expiration Date.

7. **No Broker.** NATAS and Harris represent and warrant to each other that they have not dealt with any broker, finder or like agent in connection with negotiation and execution of this Agreement. NATAS and Harris do hereby agree to defend, indemnify and hold each other harmless of and from any and all loss, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the other party hereto by reason of any claim of or liability to pay any broker, finder or like agent, who shall claim to have dealt with either NATAS or Harris in connection with this Agreement. The provisions of this paragraph shall survive the expiration or earlier termination of the Sublease as modified by this Agreement.

8. **Modifications to the Sublease.** Effective as of the date hereof, the Sublease shall be deemed modified as follows:

(a) The term of the Sublease shall be extended for a period of two (2) years and one (1) month commencing on March 1, 2008 and ending on April 29, 2010 (hereinafter referred to as the "Extended Expiration Date"), both dates inclusive (hereinafter referred to as the "Extended Term").

(b) During the Extended Term, Harris covenants and agrees to pay Base Rent (hereinafter referred to as the "Extended Term Base Rent") directly to Tenant as follows:

For the period commencing on March 1, 2008 and ending on the Extended Expiration Date, both dates inclusive:

Forty-Five Thousand One Hundred Sixty-Eight Dollars ($45,168) per annum payable, in advance, in equal monthly installments of Three Thousand Seven Hundred Sixty-Four Dollars ($3,764) each.

(c) During the Extended Term, in addition to the payment of the Extended Term Base Rent and other sums which Harris may be obligated to pay to Tenant pursuant to any other provision of the Sublease, Harris covenants and agrees to pay to Tenant all sums due and owing to Tenant under the Sublease for Escalation Rent (as defined in Paragraph 4 (b)) of the Sublease). Tenant and Harris acknowledge and agree that the Extended Term Base Rent includes electric inclusion charges and that such electric inclusion charges shall not be increased or decreased during the Extended Term.

(d) From and after the Expiration Date, Tenant and Harris shall be deemed to have released NATAS and NATAS shall be deemed to have released Tenant and Harris from any further obligations under the Sublease, except NATAS shall continue to remain liable to Tenant for (i) any Base Rent, Escalation Rent or other charges due and owing from NATAS to Tenant for, and any breach or breaches of the Sublease during, the period immediately preceding the Expiration Date, and (ii) third-party claims brought against Landlord and/or Tenant arising out of NATAS' obligations under the Sublease.

9. **Entire Agreement.** This Agreement, together with the terms, covenants and conditions of the Sublease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought.

10. **Successors and Assigns.** The terms, covenants and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11. **Governing Law.** This Agreement shall be governed in all respects by the laws of the State of New York.

12. **Ratification and Confirmation of Lease.** Except as amended and modified herein, all of the terms, covenants and conditions of the Sublease shall remain in full force and effect and are hereby ratified and confirmed in all respects.

13. **Consent of Overlandlord.** This Agreement is subject to and conditioned upon the approval of Overlandlord. In the event such consent is not received within ninety (90) days after the Effective Date, NATAS agrees that any moneys paid hereunder will be returned to Harris and that this Agreement will be deemed to have been terminated and of no further force or effect and neither party will have any further obligation to the other party.

14. **Counterparts.** This Agreement may be signed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TENANT:

THE ECONOMIST NEWSPAPER GROUP, INC.

By: ____________________
Print Name: Kevin Kahn
Print Title: Vice President Group H.R.

ASSIGNOR:

NATIONAL ACADEMY OF TELEVISION ARTS & SCIENCES

By: ____________________
Peter Price, President

ASSIGNEE:

HARRIS & HARRIS GROUP, INC.

By: ____________________
Mel P. Melsheimer, President

ACKNOWLEDGMENTS

STATE OF NEW YORK)
: ss.
COUNTY OF NEW YORK)

On the 17th day of December, in the year 2004, before me, the undersigned, personally appeared Kevin Kahn, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

BRAD LEE STEINBERG
Notary Public, State of New York
No. 31-4859605
Qualified in New York County
Commission Expires April 21, 2006

STATE OF NEW YORK)
: ss.
COUNTY OF NEW YORK)

On the 30 day of November, in the year 2004, before me, the undersigned, personally appeared Peter O Price, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument.

ALICE TURNER
Notary Public, State of New York
No. 31-4989566
Qualified in New York County
Commission Expires Dec. 9, 04

Notary Public

STATE OF NEW YORK)
: ss.
COUNTY OF NEW YORK)

On the 22nd day of November, in the year 2004, before me, the undersigned, personally appeared Mel P. Melsheimer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument.

JACQUELINE M. MATTHEWS
Notary Public, State of New York
No. 01MA6004743
Qualified in ~~Nassau~~ New York County
Commission Expires March 30, 2006

Jacqueline M. Matthews
Notary Public